Exhibit 99.1



       Rogers Corporation Releases Final Third Quarter Results


    ROGERS, Conn.--(BUSINESS WIRE)--Nov. 20, 2006--Rogers Corporation (NYSE:ROG) announced today that final GAAP earnings for the third quarter of 2006 were $0.99 per diluted share, which includes a net tax benefit of $1.4 million, or $0.08 per diluted share attributable to specific tax related issues discussed below. Third quarter 2005 GAAP earnings were $0.59 per share, which includes a $0.10 positive adjustment from one-time tax benefits. As previously announced in the Company's October 26, 2006 press release reporting preliminary third quarter results, the Company had all-time record quarterly sales in the third quarter of $124.0 million, up 45% compared to the $85.4 million in the third quarter of 2005. Third quarter GAAP income and balance sheet statements, as well as a reconciliation of non-GAAP to GAAP earnings for 2005 and 2006, are included at the end of this release.

    As previously announced in the October 26, 2006 press release, the net tax benefit recorded in the third quarter is primarily related to the successful resolution of an IRS audit covering tax years 2002 and 2003, and the completion of certain state tax audits. The final resolution of these audits resulted in a benefit of $0.14 per diluted share; however, this benefit was mitigated in part by the final reconciliation of the approximate $2.3 million in tax assets requiring additional review as previously disclosed in the October 26, 2006 release. In addition, the benefit was also reduced in part by certain one-time provision adjustments associated with the Company's final 2005 fiscal year federal tax filing. The final reconciliation of the approximate $2.3 million in tax assets and resulting adjustments were predominantly balance sheet reclassifications, but did include a $0.6 million tax expense; all associated adjustments were included in the 2006 third quarter GAAP results.

    Dennis M. Loughran, Rogers' Vice President Finance and CFO, commented, "The results of this tax reconciliation stem directly from our continuing efforts to remedy the tax accounting material weakness identified in late 2005. The adjustments we have identified have been non-cash and mainly balance sheet reclassifications for tax assets not properly reflected. We have made great strides in our efforts to address the material weakness and are working to fully remediate by year end."

    Rogers Corporation, headquartered in Rogers, CT, U.S.A., develops and manufactures high-performance specialty material based products, which serve a diverse range of markets including: portable communication devices, communication infrastructure, consumer products, computer and office equipment, ground transportation, and aerospace and defense. Rogers operates manufacturing facilities in Connecticut, Arizona, and Illinois in the U.S., in Gent, Belgium, in Suzhou, China, and in Hwasung City, Korea. Sales offices are located in Belgium, Japan, Taiwan, Korea, China, and Singapore.

    Safe Harbor Statement

    Statements in this news release that are not strictly historical may be deemed to be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to the many uncertainties that exist in the Company's operations and environment. These uncertainties, which include economic conditions, market demand and pricing, competitive and cost factors, rapid technological change, new product introductions, legal proceedings, and the like, are incorporated by reference in the Rogers Corporation 2005 Form 10-K filed with the Securities and Exchange Commission. Such factors could cause actual results to differ materially from those in the forward-looking statements. All information in this press release is as of November 20, 2006, and Rogers undertakes no duty to update this information unless required by law.


Consolidated Statements of
 Income
----------------------------------------------------------------------

                            Three Months Ended     Nine Months Ended
(IN THOUSANDS, EXCEPT PER  October 1, October 2, October 1, October 2,
 SHARE AMOUNTS)                  2006       2005       2006       2005
----------------------------------------------------------------------
Net Sales                  $ 123,951  $  85,391  $ 331,863  $ 258,127
Costs and Expenses:
  Cost of Sales(a)            85,446     61,072    223,074    186,027
  Selling and
   Administrative(b)          15,495     12,369     47,123     41,893
  Research and Development     6,016      4,897     17,986     15,133
  Impairment Charge(c)             -          -     11,272     20,030
                           -------------------------------------------
Total Costs and
 Expenses(d)                 106,957     78,338    299,455    263,083
                           -------------------------------------------
Operating Income (Loss)       16,994      7,053     32,408     (4,956)
  Other Income (Loss) less
   Other Charges               2,137      1,000      7,588      3,254
  Interest
   Income/(Expense), Net         607        194      1,585        556
                           -------------------------------------------
Income (Loss) Before Taxes    19,738      8,247     41,581     (1,146)
  Income Taxes                 2,559     (1,630)     7,798     (7,335)
                           -------------------------------------------
Net Income (Loss)          $  17,179  $   9,877  $  33,783  $   6,189
                           -------------------------------------------
Net Income (Loss) Per
 Share:
  Basic                    $    1.02  $    0.61  $    2.02  $    0.38
  Diluted                  $    0.99  $    0.59  $    1.92  $    0.37
Shares Used in Computing:
  Basic                       16,846     16,267     16,703     16,314
  Diluted                     17,327     16,727     17,551     16,756

(a) Nine months ended 2005 includes $1,158 write down of inventory associated with the polyolefin foam operation

(b) Nine months ended 2005 includes $440 of receivable write offs associated with the polyolefin foam operation

(c) Nine months ended 2005 includes $19,766 of charges related to impairment of long-lived assets associated with the polyolefin foam operation and $264 related to the impairment of a held-for-sale building formerly used for the Elastomer Components Division in South Windham, CT.

Nine months ended 2006 includes impairment of goodwill of $6,259 related to the polyolefin foam operation and $5,013 related to the polyester based industrial laminates operation.

(d) Including Depreciation and Amortization of: 2006 - $4,849 &
 $14,216; 2005 - $4,182 & $14,658;


Consolidated Balance Sheets
-------------------------------------------

(IN THOUSANDS)                              Oct. 1, 2006  Jan. 1, 2006
----------------------------------------------------------------------
Assets
  Current Assets:
    Cash and Cash Equivalents               $     33,731  $    22,001
    Short-term Investments                        43,718       24,400
    Accounts Receivable, Net                      89,210       59,474
    Accounts Receivable from Joint Ventures        5,145        5,570
    Accounts Receivable, Other                     5,950        3,376
    Note Receivable, Current                       2,100        2,100
    Inventories                                   62,251       43,502
    Current Deferred Income Taxes                 14,477       10,823
    Asbestos-related insurance receivables         7,023        7,023
    Other Current Assets                           3,555        2,761
                                            --------------------------
      Total Current Assets                       267,160      181,030
                                            --------------------------
  Notes Receivable, Long-term                      2,100        2,100
  Property, Plant and Equipment, Net             134,244      131,616
  Investment in Unconsolidated Joint
   Ventures                                       23,318       20,260
  Pension Asset                                    6,667        6,667
  Goodwill, Net                                   10,656       21,928
  Other Intangible Assets, Net                       487          764
  Asbestos-related insurance receivables          30,581       30,581
  Other Assets                                     6,230        5,654
                                            --------------------------
      Total Assets                          $    481,443  $   400,600
                                            --------------------------
Liabilities and Shareholders' Equity
  Current Liabilities:
    Accounts Payable                        $     31,295  $    18,992
    Accrued Employee Benefits and
     Compensation                                 29,377       13,916
    Accrued Income Taxes Payable                   6,421        7,209
    Asbestos-related insurance liabilities         7,023        7,023
    Other Current Liabilities                     15,112       10,226
                                            --------------------------
      Total Current Liabilities                   89,228       57,366
                                            --------------------------
  Noncurrent Deferred Income Taxes                 3,320        6,359
  Noncurrent Pension Liability                     7,016       16,973
  Noncurrent Retiree Health Care & Life
   Insurance Benefits                              7,048        7,048
  Asbestos-related insurance liabilities          30,867       30,867
  Other Long-term Liabilities                      1,031        1,737
  Shareholders' Equity                           342,933      280,250
                                            --------------------------
      Total Liabilities and Shareholders'
       Equity                               $    481,443  $   400,600
                                            --------------------------

These statements are subject to year-end audit.


Reconciliation of Third Quarter 2005 Non-GAAP Earnings per
 Share
---------------------------------------------------------------

  GAAP Earnings per Diluted Share                               $0.59
  Tax Adjustment per share                                       0.10
----------------------------------------------------------------------
       Non-GAAP Earnings per Diluted Share                      $0.49


Reconciliation of Third Quarter 2006 Non-GAAP Earnings per
 Share
---------------------------------------------------------------

  GAAP Earnings per Diluted Share                               $0.99
  Tax Adjustment per share                                       0.08
----------------------------------------------------------------------
       Non-GAAP Earnings per Diluted Share                      $0.91


    Notes to our Non-GAAP Financial Measures:

    Rogers believes that net income from continuing operations and diluted earnings per share, excluding the effect of one-time adjustments, is useful information for investors and should be presented in addition to income determined in accordance with generally accepted accounting principles (GAAP).

    The third quarter 2005 results include additional one-time adjustments to earnings required to properly state certain tax accounts as of the end of that period. These adjustments primarily relate to an IRS audit of Durel Corporation tax filings for certain years prior to the Company's acquisition of this business in 2003.

    The one-time tax adjustment in the third quarter of 2006 was the result of a favorable determination of IRS audits for the 2002 and 2003 fiscal years, adjustments relating to the fiscal 2005 federal tax filing, and a one-time tax expense associated with reconciliation of the above mentioned $2.3 million tax assets.

    Rogers reviews the operating results of its businesses excluding the impact of any one-time tax adjustments because it provides an additional basis of comparison. As a result, management believes that excluding such adjustments is useful in comparing past, current and future periods.


    CONTACT: Rogers Corporation
             Edward J. Joyce, 860-779-5705
             Manager of Investor and Public Relations edward.joyce@rogerscorporation.com